Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of December 1995
Distribution Date of January 16, 1996

Original Pool Amount                  $280,021,471.35

Beginning Pool Balance                $127,206,609.08
Beginning Pool Factor                       0.4542745

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $6,620,348.47
  Interest Collected                      $964,829.77

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $30,823.49
Total Additional Deposits                  $30,823.49

Repos/Chargeoffs                           $70,923.18
Aggregate Number of Notes Charged Off              17

Total Available Funds                   $7,571,262.32

Ending Pool Balance                   $120,560,076.84
Ending Pool Factor                          0.4305387

Servicing Fee                             $106,005.51

Repayment of Servicer Advances             $44,739.41

Reserve Account:
  Beginning Balance                     $8,305,831.58
  Target Percentage                              6.50%
  Target Balance                        $7,836,404.99
  Minimum Balance                       $5,600,429.43
  (Release)/Deposit                      $(469,426.59)
  Ending Balance                        $7,836,404.99

                                            Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,033,697.93      855
    31-60 days                             139,283.64      147
    60+ days                                60,642.80       31

    Total                                1,233,624.37      860

  Balances:
    60+ days                               670,144.36       31

Memo Item - Reserve Account
  Prior Month                           $8,268,429.59
  + Invest. Income                          37,401.99
  - Withdrawal                                   0.00
    Beginning Balance                   $8,305,831.58

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of December 1995

                                                               NOTES
                                                      CLASS A-1
                                     TOTAL          (MONEY MARKET) CLASS A-2    CERTIFICATES
Original
 Pool Amount Dist.:             $280,021,471.35 $89,606,000.00 $180,614,000.00  $9,801,471.35
 Distribution Percentages                              100.00%          95.50%          4.50%
 Turbo Percentages                                     100.00%           0.00%          0.00%
 Coupon                                                 4.531%          5.930%         6.260%

Beginning Pool Balance          $127,206,609.08
Ending Pool Balance             $120,560,076.84
Collected Principal               $6,575,609.06
Collected Interest                  $964,829.77
Charge-Offs                          $70,923.18
Servicing                            $30,823.49
Liquidation Proceeds/Recoveries     $106,005.51
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service              $7,465,256.81

Beginning Balance               $121,391,333.35          $0.00 $114,695,948.21  $6,695,385.14

Interest Due                        $601,716.73          $0.00     $566,789.14     $34,927.59
Interest Paid                       $601,716.73          $0.00     $566,789.14     $34,927.59
Principal Due                     $6,646,532.24          $0.00   $6,347,438.29    $299,093.95
Principal Paid                    $6,646,532.24          $0.00   $6,347,438.29    $299,093.95
Turbo Principal                           $0.00          $0.00           $0.00          $0.00

Ending Balance                  $114,744,801.11          $0.00 $108,348,509.92  $6,396,291.19
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                            0.5998898752   0.6525847968

Total Distributions               $7,248,248.97          $0.00   $6,914,227.43    $334,021.54

Interest Shortfall                        $0.00          $0.00           $0.00          $0.00
Principal Shortfall                       $0.00          $0.00           $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00           $0.00          $0.00

Excess Servicing                    $217,007.84

Beginning Reserve Account Balance $8,305,831.58
(Release)/Draw                     $(469,426.59)
Ending Reserve Account Balance    $7,836,404.99

Memo Item - Advances:
 Servicer Advances - Current Month  $(44,739.41)
 Total Outstanding Servicer
    Advances                      $3,321,815.14

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of December 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                  5              4              3              2             1
                            Aug 1995       Sep 1995        Oct 1995        Nov 1995        Dec 1995
Beg. Pool Balance     $153,316,237.82 $147,253,866.60 $140,310,679.08 $133,145,767.75 $127,206,609.08

A) Loss Trigger:
Principal of Contracts
  Charged off             $153,645.61     $348,739.12      $45,053.94     $139,022.68      $70,923.18
Recoveries                 $95,841.65     $121,509.40     $178,798.39     $150,541.00      $30,823.49

Total Charged off
  (Months 5,4,3)          $547,438.67
Total Recoveries
  (Months 3,2,1)           360,162.88
Net Loss/(Recoveries)
  for 3 Mos.              $187,275.79(a)

Total Balance
  (Months 5,4,3)      $440,880,783.50(b)

Loss Ratio [(a/b)(12)]        0.5097%

Trigger:
  Is Ratio> 1.5%                  No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $376,802.23  $3,393,043.01    $670,144.36
  As % of Beginning
    Pool Balance                                              0.26855%       2.54837%       0.52682%
  Three Month Average                                         0.41202%       1.06189%       1.11458%

Trigger:
  Is Average> 2.0%                No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer